UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 17, 2022

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Board Members
On March 17, 2022, the Board of Directors (the “Board”) of Nelnet, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board from nine to ten members and the number of Class III members of the Board from three to four, and appointed Adam K. Peterson as a Class II member of the Board, to hold office for a term expiring at the Company's 2022 annual meeting of shareholders, which is scheduled to be held on May 19, 2022, Matthew W. Dunlap (“Matthew Dunlap”) as a Class III member of the Board, to hold office for a term expiring at the Company’s 2023 annual meeting of shareholders, and Jona M. Van Deun, as a Class I member of the Board, to hold office for a term expiring at the Company’s 2024 annual meeting of shareholders.
The Board has affirmatively determined that Mr. Peterson and Ms. Van Deun are independent directors under the corporate governance listing standards of the New York Stock Exchange. Matthew Dunlap is employed by the Company as discussed further under Item 8.01 below, and is the son of Michael S. Dunlap (“Michael Dunlap”), the Company’s Executive Chairman, and thus Matthew Dunlap is not an independent director.
In connection with their election to the Board, both Mr. Peterson and Ms. Van Deun have been appointed to serve on the Company's People Development and Compensation, Nominating and Corporate Governance, and Compliance committees. Matthew Dunlap has been appointed to serve on the Company's Risk and Finance and Compliance committees.
There were no arrangements or understandings between Mr. Peterson, Ms. Van Deun, and Matthew Dunlap and any other person pursuant to which Mr. Peterson, Ms. Van Deun, and Matthew Dunlap were elected to serve as director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or currently proposed, regarding Mr. Peterson, Ms. Van Deun, and Matthew Dunlap that are required to be disclosed under Item 404(a) of Regulation S-K, except as follows:
Matthew Dunlap has been employed with the Company since February 2017 and is the son of Michael Dunlap. During the year ended December 31, 2021, Matthew Dunlap’s total compensation as managing director of Nelnet Business Services, a division of the Company, was approximately $308,000.
Directors of the Company (except for Michael Dunlap, who does not receive any compensation for Board or committee services) are compensated for each Board meeting and committee meeting attended. The Company also currently pays an annual retainer of $125,000 to each Board member. An additional retainer of $10,000 is paid to serve on each Board committee.
As non-employee directors of the Company, Mr. Peterson and Ms. Van Deun will participate in the Company's compensation program for non-employee directors described under the caption "Director Compensation Elements" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2021. In connection therewith and pursuant to elections made by each of Mr. Peterson and Ms. Van Deun, the Company will grant shares of the Company’s Class A common stock or deferred shares of such stock to Mr. Peterson and Ms. Van Deun pursuant to the Company’s Directors Stock Compensation Plan in payment of the pro rata retainer of approximately $30,000 for their service as a director and on committees of the Board from the date of their appointment until the Company’s 2022 annual meeting of shareholders. In addition, pursuant to the Company's director compensation policy, Matthew Dunlap will receive a pro rata cash retainer of approximately $24,000 in connection with serving as a director and on committees of the Board from his election and appointment until the Company's annual meeting of shareholders in May 2022.
In addition to the compensation described above, each new Board member will receive a fee of $1,000 for each Board meeting attended and $1,000 for each committee meeting attended.
Retirement of James P. Abel from the Board of Directors
As previously reported, on February 25, 2022, James P. Abel notified the Company of his retirement from the Board effective March 17, 2022. Pursuant to such notice, Mr. Abel retired from the Board on such effective date. Mr. Abel was serving as a Class II member of the Board and had served on the Company's Board since August 2003.
Item 7.01 Regulation FD Disclosure.
On March 17, 2022, the Company issued a press release entitled “Nelnet Board of Directors Appoints Three New Members; Longest-Serving Director Retires.” A copy of the press release is furnished as Exhibit 99.1 to this report.

The above information and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
Appointment of New Executive Officer
On March 17, 2022, the Board of the Company, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, approved the appointment of Matthew Dunlap as the Chief Business Development Officer of the Company. Matthew Dunlap has been employed with the Company since February 2017 and has served as legal counsel and managing director of Nelnet Business Services.
No material plan, contract, or arrangement to which Matthew Dunlap is a party or in which he participates was entered into or materially amended in connection with his appointment as a new executive officer, and there was no grant or award to Matthew Dunlap or modification thereto under any such plan, contract, or arrangement.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are furnished or filed as part of this report:

Exhibit No.	Description

99.1*	Press release dated March 17, 2022 - "Nelnet Board of Directors Appoints Three New Members; Longest-Serving Director Retires."

104**	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

*	Furnished herewith
**	Filed herewith

Important additional information
Additional information about the Company’s new Board members discussed in this report, including the press release furnished as an exhibit to this report, will be contained in the Company’s definitive proxy materials to be filed for its 2022 annual meeting of shareholders scheduled to be held on May 19, 2022. Adam Peterson has been appointed to the Board as a Class II director with a term expiring at the 2022 annual meeting, and the Company anticipates the Board will recommend that shareholders vote at that meeting in favor of electing Mr. Peterson to continue to serve as a Class II director. The Company expects to file its definitive proxy materials in April 2022, which will include information about the participants in the solicitation of proxies and a description of their direct or indirect interests, by security holdings or otherwise. Shareholders should read the proxy statement when it is available because it contains important information. Shareholders and investors will be able to get the proxy statement and any other relevant filed documents, free of charge, on the SEC’s website at www.sec.gov and on the Company’s investor relations website at www.nelnetinvestors.com once such documents have been filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: March 17, 2022                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer